EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Current Report of Meditrust Corporation and Meditrust Operating Company on Form 8-K (event date May 29,
1998) of our report dated December 1, 1997, with respect to the consolidated financial statements and schedules of Cobblestone Holdings, Inc. included in Meditrust Corporation and Meditrust Operating Company's Form 8-K dated May 13, 1998, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP
                                                         ERNST & YOUNG LLP

San Diego, California
June 2, 1998